Exhibit 99.3
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer
 subject to Section 16:              [ ]

Name and Address:                    Soohyung Kim
                                     650 Madison Avenue, 26th Floor
                                     New York, NY 10022

Issuer and Ticker Symbol:            Penn Octane Corporation (POCC)

Date of Earliest Transaction:        12/10/07

Relationship to Issuer:              10% Owner

Designated Filer:                    Standard General L.P.

TABLE I INFORMATION
Title of Security:                   Common Stock
Transaction Date:                    12/10/07
Transaction Code:                    P
Securities Acquired:                 5,000
Acquired or Disposed:                A
Price:                               $1.848
Ownership Form:                      I
Amount Beneficially Owned
 After Transaction:                  2,434,978
Nature of Indirect Beneficial
 Ownership:                          (1)

Title of Security:                   Common Stock
Transaction Date:                    12/11/07
Transaction Code:                    P
Securities Acquired:                 3,500
Acquired or Disposed:                A
Price:                               $1.85
Ownership Form:                      I
Amount Beneficially Owned
 After Transaction:                  2,438,478
Nature of Indirect Beneficial
 Ownership:                          (1)



Signature:                           SOOHYUNG KIM


                                     By:  /s/ Scott Cohen
                                          --------------------------------------
                                          Name:   Scott Cohen
                                          Title:  Attorney-in-Fact